Exhibit 32



                   Certification of CEO and CFO Pursuant to
                            18 U.S.C. Section 1350,
                            as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Anthracite Capital, Inc. (the "Company") for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christopher A. Milner, as Chief Executive Officer of the Company, and Richard
M. Shea, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Christopher A. Milner
----------------------------------
Name:   Christopher A. Milner
Title:  Chief Executive Officer
Date:   March 10, 2004

/s/ Richard M. Shea
----------------------------------
Name:   Richard M. Shea
Title:  Chief Financial Officer
Date:   March 10, 2004


This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this certification required by ss. 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.